Exhibit 99.1

Item 14. Other Expenses of Issuance and Distribution.
The expenses, other than underwriting discounts and commissions, to be incurred by Arizona Public Service Company (“APS”) relating to the offering of $300,000,000 principal amount of its 4.20% Notes due 2048, under APS’s Registration Statement on Form S-3 (No. 333-224366-01) and a related prospectus supplement filed with the Securities and Exchange Commission and dated August 7, 2018 are estimated to be as follows:

Securities and Exchange Commission registration fee	$37,350
Printing, engraving, and postage expenses	$30,000
Legal fees and expenses	$8,000
Accounting fees and expenses	$105,000
Rating Agency fees	$523,500
Transfer Agent and Registrar, Trustee and Depository fees and expenses	$7,500
Blue Sky fees and expenses	$1,650
Total	$713,000